NEW BRUNSWICK SCIENTIFIC CO., INC.

                                     BY-LAWS

                  (AS AMENDED AND RESTATED ON DECEMBER 9, 2004)


                              ARTICLE I     OFFICES

SECTION 1.          Registered Office.  The registered office of the Corporation
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     shall  be  at  44  Talmadge  Road,  Edison,  New  Jersey.
SECTION  2.          Other Offices.  The Corporation may have such other offices
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either within or without the state as the Board of Directors may designate or as the  business  of  the  Corporation  may  require  from  time  to  time.

                               ARTICLE II     SEAL
SECTION 1. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its creation and the words "Corporate Seal, New Jersey".

                      ARTICLE III     SHAREHOLDERS' MEETING
SECTION 1.          Meeting Location.  All meetings of the shareholders shall be
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     held  at  the  Corporation's  registered  office, or at such other place or places either within or without the State of New Jersey as may from time to time be selected by the Board of Directors.
SECTION 2.          Annual Meeting.  The annual meeting of shareholders shall be
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held  on the fourth Tuesday of May in each year if not a 1egal holiday, and if a legal holiday, then on the next full business day following at 10:00 o'clock A.M. when they shall elect, by a plurality vote, persons to serve on the Board of Directors, and transact such other business as may properly be brought before the meeting.

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SECTION  3.          Scheduling  Annual Meeting Date.  If the annual meeting for
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election  of directors is not held on the day designated therefor, the directors shall  cause  the  meeting  to  be  held  as  soon  thereafter  as  convenient.
SECTION  4.          Special Meetings.  Special meetings of the shareholders may
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be  called  by the Chairman of the Board or by a majority of the entire Board of
Directors.
SECTION  5.          Notice  of  Shareholders'  Meetings.  Written notice of the
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time,  place  and  purpose or purposes of every meeting of shareholders shall be given not less 10 days than nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting, unless a greater period of notice is required by statute in a particular case.
SECTION  6.          Fixing Record Date.  When a meeting is adjourned to another
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time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.
However, if after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date.
SECTION 7.          Waiver of Notice.   Notice of a meeting need not be given to
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any  shareholder  who  signs  a  waiver  of  such notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

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SECTION  8.          Waiver  of  Waiting  Period.  Whenever  shareholders  are
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authorized  to  take  any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, whether before or after the meeting, taking of such action by every shareholder entitled to vote thereon and at the date of the taking of such action.
SECTION  9.          Fixing  Record  Date.  For the purposes of determin-ing the
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shareholders  entitled  to notice of, or to vote, at any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board may fix in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.
     If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and the record date for determining shareholders for any other purpose shall be at the close of business on the date on which the resolution of the board relating thereto is adopted.
     When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders, has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.

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SECTION  10.          Voting  List.  The  officer  or agent having charge of the
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stock  transfer  books  for  shares  of the Corporation shall make and certify a complete list of shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. Such list shall be arranged a1phabetically within each class and series, with the address of, and the number of shares held by each shareholder; be produced at the time and place of the meeting; be subject to the inspection of any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting.
     If the requirements of this Section have not been complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting prior to the making of any such demand.
SECTION  11.          Quorum.  Unless  otherwise  provided in the Certificate of
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Incorporation  or  by statute, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn the  meeting.
     Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the provisions of this section shall apply to determining the presence of a quorum of such class or series for the transaction of such specified item of business.
SECTION  12.          Voting.  Each holder of shares with voting rights shall be
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entitled  to  one  vote  for  each  such share registered in his name, except as otherwise  provided  in  the Certificate of Incorporation.  Whenever any action,

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other  than  the  election  of  directors,  is  to  be  taken  by  vote  of  the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereof, unless a greater plurality is required by statute or by the Certificate of Incorporation.
     Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his agent. No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of the shareholder, but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.
SECTION 13.          Election of Directors.  At each election of directors every
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     shareholder  entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Directors shall be elected by a plurality of the votes cast at the election, except as otherwise provided by the Certificate of Incorporation. A sufficient number of candidates for election as directors of the Corporation shall be "independent" directors (as defined in applicable regulations of the United States Securities and Exchange Commission ("SEC") and/or in applicable listing standards of NASDAQ or other self-regulatory organization on whose market the shares of the common

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stock  of  the  Corporation  are listed, as the case may be) so as to permit the composition of the Board to meet applicable regulations and/or listing standard percentage requirements for independent directors.
     Elections of directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.
SECTION  14.          Inspectors  of Election.  The Board may, in advance of any
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shareholder meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed or shall fail to qualify, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, make such appointment.
     Each inspector, before entering upon the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability. No person shall be elected a director at a meeting at which he has served as an inspector.
                            ARTICLE IV      DIRECTORS
SECTION 1. The business of this Corporation shall be managed under the direction of its Board of Directors, which shall consist of not less than three nor more than 10 directors, and the exact number of directors shall be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. A sufficient number of the directors shall be independent directors (as defined in applicable regulations and/or listing standards, as applicable as described in Article III, Section 13 of these By-Laws) so that the composition of the Board meets applicable regulatory and/or listing standard percentage requirements for independent directors.
SECTION  2.          Classes;  Vacancies.  The  directors  shall be divided into
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three  classes  designated  Class  I, Class II, and Class III.  Each class shall

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consist  as  nearly  as  may  be  possible,  of one-third of the total number of directors constituting the entire Board of Directors. Similar consideration shall be given to evenly distribute, to the extent reasonably possible, the independent directors among the three classes. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase and decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining Director with due regard to the requirements for independent directors noted in
Section 1 of this Article. Any directors elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.
SECTION  3.          Chairman of the Board.  (a) The Chairman of the Board shall
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be  appointed by affirmative vote of a majority of the entire Board of Directors and shall preside at all meetings of the shareholders and of the directors. The Chairman of the Board shall lead the Board of Directors in appointing the officers of the Corporation and overseeing and advising management regarding the conduct of the business of the Corporation, including management's strategies for profitable growth. The position of Chairman of the Board is not

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an  officer  of  the  Corporation.  An  officer of the Corporation who is also a director may be appointed Chairman of the Board. The Chairman of the Board shall chair the executive committee and shall serve as an Ex Officio member of other committees established by the Board, except, if the Chairman of the Board is not an independent director, those committees which by applicable regulation of the SEC and/or applicable listing standards of a self-regulatory organization on whose market the shares of common stock of the Corporation are listed, may only be composed of independent directors.
SECTION  4.          Lead  Independent Director.  One independent director shall
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be  appointed by affirmative vote of a majority of the entire Board of Directors as the Lead Independent Director. The Lead Independent Director shall have the authority to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board of Directors may determine from time to time, including, but not limited to, scheduling meetings of the independent directors and provide liaison between the independent directors and the Chief Executive Officer.
SECTION  5.          Regular  Meetings.  Regular  meetings of the Board shall be
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held  without notice immediately after the Annual Meeting of Shareholders at the registered office of the Corporation, or at such other time and place as shall be determined by the Board.
SECTION 6.          Quorum.  A majority of the entire Board, or of any committee
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thereof,  as  then constituted, shall constitute a quorum for the transaction of business, and the act of the majority present at a meeting at which a quorum is present shall be the act of the Board or of the committee.
SECTION 7.          Action Without Meeting.  Any action required or permitted to
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be  taken  pursuant  to  authorization  voted  at  a meeting of the Board or any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of such committee, as the case may be,

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consent  thereto in writing and such written consents are filed with the minutes of  the  proceedings  of  the  Board  or  committee.
SECTION  8.          Special  Meetings.  Special  meetings  of  the Board may be
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called  by  the  Chairman  of  the  Board, the Lead Independent Director, or the
majority of the Board on three days' notice to each director, personally, by mail, facsimile transmission, e-mail or other reasonable method.
SECTION  9.          Waiver  of Notice.  Notice of any meeting need not be given
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to  any  director  who  signs  a  waiver  of notice, whether before or after the meeting. The attendance of any director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purposes of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the period of adjournment does not exceed ten days in any one adjournment.
SECTION  10.          Executive  Sessions  of the Board of Directors.  Executive
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sessions  of  the  Board  of  Directors  may  be  called at any time by the Lead
Independent Director, or at least two independent directors (as described in Article III, Section 13) on three day's notice to each other independent director, personally, by mail, facsimile transmission, e-mail or other reasonable method. The independent directors may also establish a schedule of pre-called executive sessions of the independent directors, which may, but need not, be held before or after a regular meeting of the Board. The independent directors may adopt procedures for conducting executive sessions and may make arrangements they deem appropriate to provide some record of their sessions. Notice of any executive session need not be given to any independent director who signs a waiver of notice, whether before or after the session. Notice of an executive session need not specify the purpose of, or topics to be covered at,

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the  executive  session.  Attendance  by an independent director at an executive session, without protesting the lack of notice of the session, shall constitute a waiver of notice by that independent director.
SECTION  11.          Powers of Directors.  The Board of Directors shall appoint
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the  officers of the Corporation and oversee and advise management regarding the conduct of the business of the Corporation, including management's strategies for profitable growth. In addition to the powers and authorities expressly conferred upon them by these By-Laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by these By-Laws directed or required to be exercised or done by the shareholders.
SECTION  12.          Compensation  of Directors.  The Board, by the affirmative
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vote  of  a  majority  of  directors  in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the Corporation as directors, officers, or otherwise.
SECTION  13.          Committees  of  the  Board  of  Directors.
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     A.     The  Board  of Directors, by resolution adopted by a majority of the entire  Board,  shall  appoint  from among its members the following committees:
          1. An Executive Committee, which shall be comprised of at least three members of the Board of Directors, two of who shall be the Chairman of the Board and the Lead Independent Director. The Chief Executive Officer, if a board member but not the Chairman of the Board, shall also be a member. The Lead Independent Director and the Chief Executive Officer shall coordinate with the Chairman of the Board in setting the agenda for each committee meeting. The

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Executive  Committee shall be the decision-making body of the Board of Directors during the period between the meetings of the Board of Directors. Board approval of the actions of the Executive Committee shall not be required. It is recognized that the Executive Committee shall not take any action that is in conflict with the charters of the other committees of the Board of Directors or that under applicable rules and regulations require the majority vote of the Independent Directors.
          2. An Audit Committee, which shall be comprised of at least three members of the Board of Directors, each of who is an independent director and who otherwise meet applicable SEC regulatory requirements and/or listing standard requirements of any self-regulatory organization on whose market the shares of common stock of the Corporation are listed. Each member of the Audit Committee shall meet requirements for service on an audit committee set forth in applicable SEC regulations and/or self-regulatory organization listing standards. In addition, the Audit Committee shall have as a member one or more Audit Committee Financial Experts as required under applicable SEC regulations and/or self-regulatory listing standards. The Audit Committee shall be responsible for matters pertaining to the Corporation's financial statements and internal disclosure and financial controls and otherwise discharge the obligations imposed on an audit committee by applicable SEC regulations and/or self-regulatory listing standards.

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          3.     A  Nominating  Committee,  which shall be comprised of at least three members of the Board of Directors, each of who is an independent director and who otherwise meet applicable SEC regulatory requirements and/or listing standard requirements of any self-regulatory organization on whose market the shares of common stock of the Corporation are listed. The Committee shall evaluate prospective candidates for election to the Board of Directors and recommend nominees for consideration at the annual meeting. The Committee shall also evaluate and recommend to the board, the appointment of corporate officers.
          4. A Corporate Governance and Compensation Committee, which shall be comprised of at least three members of the Board of Directors each of whom is an independent director and who otherwise meet applicable SEC regulatory requirements and/or listing standard requirements of any self-regulatory organization on whose market the shares of common stock of the Corporation are listed. The Committee shall have responsibility for reviewing all corporate governance matters, including both governance structures and personnel, and shall make recommendations to the Board of Directors responsive to governance matters, including those required by regulatory changes. The Committee shall also review the Corporation's policies concerning employment, compensation and deferred compensation including pension benefits and stock option plans, and make recommendations as to the application and modifications to such policies.

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     B.     If  deemed  advisable, the Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members additional committees, with the members and the purpose of each such committee to be established by resolution of the Board.
     C. Each of the committees established under subparagraphs A and B shall have and may exercise all of the authority of the Board, to the extent granted to each such committee, except that no such committee shall:
          1.     make,  alter  or  repeal  any  By-Law  of  the  Corporation;
          2. elect or appoint any director, or remove any officer or director;
          3. submit to shareholders any action that requires shareholders' approval; or
4.     amend  or  repeal  any  resolution  theretofore  adopted  by  the  Board.
     D. Action taken at a meeting of any committee established under subparagraphs A and B shall be reported to the Board at its next meeting following such committee meeting; except that, (i) when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting and (ii) actions taken by the Audit Committee need not be reported if such a report would, in the reasonable judgment of the Audit Committee, compromise the Audit Committee in discharging its obligations under applicable SEC regulations and/or self-regulatory organization listing standards.
SECTION  14.          Conduct  of  Meetings.  Any  meeting  of  the  Board,  an
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executive  session  of  independent directors, or a meeting of any committee may include participation by any director, independent director or committee member, as the case may be, not physically present who is able to participate in a meaningful way in all or any part of the meeting through the use of means of communication to the fullest extent authorized by New Jersey corporation law.

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                             ARTICLE V     OFFICERS
SECTION  1.          Officers.  The officers of the Corporation shall consist of
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a  Chief  Executive  Officer,  a  President,  a  Secretary, a Treasurer, and, if
desired, one or more Vice Presidents, and such other officers as may be required from time to time. They shall be annually chosen by the Board of Directors and shall hold office for one year and until their successors are chosen and qualify. The Board may also choose such employees and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.
     Any two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged, or verified by two or more officers.
SECTION  2.          Compensation.  The  compensation  of all executive officers
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(as  specified  in  SEC regulations) of the Corporation shall be recommended and presented by the Corporate Governance and Compensation Committee to the Independent Directors. The Committee shall set the compensation of all 16(b) employees after considering and taking into account, among other inputs and sources of information, any views expressed by independent directors who are not members  of  the  Corporate  Governance  and  Compensation  Committee.  The
Committee shall also review and approve management's recommendations with respect to other more highly paid employees and any related parties.
SECTION  3.          Removal.  Any  officer elected or appointed by the Board of
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Directors may be removed by the Board with or without cause.  An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his authority to act as an officer may be suspended by the Board for cause.

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SECTION  4.          The  Chief  Executive Officer.  The Chief Executive Officer
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shall  have  primary  responsibility  for  the  management of the affairs of the
Corporation, in accordance with the law, the corporate By-Laws and the policies and procedures established by the Board, to optimize the Corporation's growth, profitability and shareholder equity, including the execution of plans approved by the Board.
SECTION 5.          The President. The President shall manage the affairs of the
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Corporation  in  accordance with the law, the corporate By-Laws and the policies and procedures established by the Board, to optimize growth, profitability and shareholders' equity of the Corporation. The President shall report to the Board via the Chief Executive Officer.
SECTION  6.          Secretary.  The  secretary  shall  keep full minutes of all
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meetings of the shareholders and directors; he may be an Ex-Officio Secretary of the Board of Directors; he shall attend all meetings of the Board (but not executive sessions of independent directors), shall act as a clerk thereof, and record all votes and the minutes or all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give or cause to be given, notices of all meetings of the shareholders of the Corporation and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board, under whose supervision he shall be.
SECTION 7.          Treasurer.  The Treasurer shall deposit all moneys and other
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valuable  effects  in  the  name  and  to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render or cause the Vice President, Finance to render to the Chief Executive Officer, President, and Directors, at

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the  regular  meetings of the Board, or whenever they may require it, an account of  all  his  transactions  as  Treasurer.
SECTION  8.          Vice President, Finance. The Vice President, Finance is the
                     -----------------------
Chief Financial Officer and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall render to the Chief Executive Officer, President, and Direc-tors, at the regular or any special meetings of the Board, an account of the financial condition of the Corporation, and shall submit a full financial report at the annual meeting of the shareholders.
SECTION  9.          Additional  Officers.  Additional officers may be appointed
                     --------------------
by the Board, including a Chief Operating Officer, one or more Vice Presidents, and such other officers as may be required. They shall have the responsibility and authority defined in their position descriptions adopted by the Board's resolution in creating such positions.
                 ARTICLE VI     VACANCIES, RESIGNATION, REMOVAL
SECTION  1.          Director.  Subject  to further provision in the Certificate
                     --------
of Incorporation, any directorship not filled at the annual meeting and any vacancy, however caused, occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. When filling a vacancy, the Board shall give due regard to applicable SEC regulatory and/or self-regulatory listing standard percentage requirements for independent directors (as described in Article III, Section 13) on the Board. A director so elected by the Board shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.
SECTION 2.          Officers.  Any vacancy occurring among the officers, however
                    --------
caused,  may  be  filled  by  the  Board  of  Directors.

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SECTION  3.          Resignations.  Any  director or other officer may resign by
                     ------------
written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall have been specified in the notice of resignation.
SECTION  4.          Removal.  So  long  as the Certificate of Incorpora-tion so
                     -------
provides, the Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal. In exercising this power, the Board shall carefully consider the opinion(s) of all independent directors (as described in Article III, Section
13)  who  are  not  the  subject(s)  of  the  proposed  removal.

                       ARTICLE VII     SHARE CERTIFICATES
SECTION  1.          Form.  The  share  certificates of the Corporation shall be
                     ----
numbered and registered in the transfer records of the Corporation as they are issued. They shall bear the corporate seal, or a facsimile thereof, and be signed by the Chairman of the Board and the Secretary.
SECTION  2.          Transfers.  All  transfers of the shares of the Corporation
                     ---------
shall be made upon the books of the Corporation by the holder of the shares in person, or by his legal representative. Share certificates shall be surrendered, properly endorsed and canceled at the time of transfer.
SECTION  3.          Lost  Certificates.  In  the event that a share certificate
                     ------------------
shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

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                      ARTICLE VIII     BOOKS AND ACCOUNTS'
SECTION  1.          Books  and  Records.  The  Corporation shall keep books and
                     -------------------
records of account and minutes of the proceedings of the shareholders, Board of Directors and executive committee, if any. Such books, records and minutes may be kept outside this State. The Corporation shall keep at its registered office, or at the office of a transfer agent in this State, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof, except that in the case of shares listed on a national securities exchange, the records of the holders of such shares may be kept at the office of a transfer agent within or without this State.
SECTION 2.          Inspection.  Any person who shall have been a shareholder of
                    ----------
     record of the Corporation for at least six months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least five percent of the outstanding shares of any class, upon at least five days' written demand shall have the right for any proper purpose to examine in person or by agent or attorney, during usual business hours, the minutes of the proceedings of the shareholders and record of shareholders, and to make extracts therefrom, at the places where the same are kept.

                     ARTICLE IX     MISCELLANEOUS PROVISIONS
SECTION 1.          Monetary Disbursements.  All checks or demands for money and
                    ----------------------
     notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

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SECTION 2.          Fiscal Year.  The fiscal year of the Corporation shall begin
                    -----------
on January 1 of each calendar year or on the date otherwise selected from time to time by the Board of Directors.
SECTION  3.          Dividends.   The  Board  of  Directors  may declare and pay
                     ---------
dividends upon the outstanding shares of the Corporation from time to time and to such extent, as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.
SECTION  4.          Reserve.  Before  payment  of any dividend there may be set
                     -------
aside such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.
SECTION  5.          Giving  Notice.  Whenever  written notice is required to be
                     --------------
given to any person, it may be given to such person either personally or by sending a copy thereof through the mail. If notice is given by mail, the notice shall be deemed to be given when deposited in the mail addressed to the person to whom it is directed at his last address as it appears on the records of the Corporation, with postage prepaid thereon, or in the event no address is available, the notice shall be deemed to have been given when addressed to general delivery in the area where the person is suspected of residing or when the Corporation has made any other reasonable attempt to give notice to such person. Such notice shall specify the place, day and hour of the meeting, and in the case of a shareholders' meeting, the general nature of the business to be transacted.

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     In  computing  the  period of time for the giving of any notice required or permitted by statute, or by the Certificate of Incorporation or these By-Laws or any resolution of directors of shareholders, the day on which the notice is given shall be excluded, and the day on which the matter noticed is to occur shall be included.
            Section  6.  Gender Designation.  The words "He" and "His" when used
                         -------------------------------------------------------
with  respect  to  any  person  shall  include  males  and  females.
--------------------------------------------------------------------

                          ARTICLE X     INDEMNIFICATION
SECTION 1. The Corporation shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of the fact that he is or was a director, officer or employee of the Corporation or serves or served any other enterprise at the request of the Corporation.

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            ARTICLE XI     LOANS TO OFFICERS, DIRECTORS OR EMPLOYEES
SECTION 1. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist, any non-executive officer (as determined under applicable SEC regulations) or other employee of the Corporation or of any subsidiary, whenever, in the judgment of the directors, such loan, guarantee or assistance, may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be made with or without interest, and may be unsecured, or secured in such manner as the Board shall approve including, without limitation, a pledge of shares of the Corporation, and may be made upon such other terms and conditions as the board may determine.
                           ARTICLE XII     AMENDMENTS
SECTION 1. The Board of Directors shall have the power to make, alter and repeal these By-Laws, but By-Laws made by the Board may be altered or repealed, and new By-Laws may be made, by the shareholders.

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